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                                                                    EXHIBIT 99.1

THURSDAY MARCH 9, 7:33 AM EASTERN TIME

COMPANY PRESS RELEASE

eVENTURES GROUP ANNOUNCES AGREEMENT TO
ACQUIRE INTERNET GLOBAL SERVICES, INC.

DALLAS--(BUSINESS WIRE)--March 9, 2000--eVentures Group, Inc.
(OTCBB: EVNT - news) today announced the execution of a definitive agreement to acquire Internet Global Services, Inc. (iGlobal), a facilities-based IP networking, data center and bundled communications services marketing company. The acquisition agreement contemplates a March 10th closing, and is subject only to customary conditions. In the acquisition, eVentures will issue approximately
2.8 million shares for all of the outstanding stock of iGlobal. David N. Link, the CEO of iGlobal, and iGlobal's senior executives will continue on as the senior officers of the Company post acquisition. Mr. Link is a 30-year telecommunications industry veteran, including having served as a Senior Vice President of engineering, network services and operations of MCI (NASDAQ: WCOM - news). Mr. Link was brought in by the Board of Directors of iGlobal which includes Claude West, one of the founders of Winstar Communications (NASDAQ:
WCII - news) and Nathan Morton, former CEO of CompUSA (NYSE: CPU - news).

Barrett Wissman, President and CEO of eVentures, said: "We are thrilled to add iGlobal as a strategic piece to our Internet communications 'Econet' strategy. iGlobal brings us an additional 15 network PoPs and an ISP marketing channel for the bundling of our communications service offerings, including IP telephony, DSL, virtual ISP services and unified messaging. iGlobal's experienced executives, technical expertise and innovative marketing approach will have implications throughout our entire organization and will immediately complement the service offerings of our other portfolio companies. eVentures is excited about the channel markets developed under the Telares brand giving us frictionless access to businesses and consumers nationwide."

"We are honored to be a part of eVentures," says iGlobal President and CEO David Link. "There is already a remarkable assemblage of talent and technical/network resources under the eVentures umbrella. From incubation, network delivery to marketing and customer support, eVentures now has a true 'end to end' solution."

Internet Global Services, founded in 1994, aggregates communications technologies that utilize and integrate voice, data and video. In 1998, the company created Telares, the country's largest revenue-sharing consortium of independent ISPs, providing a broad range of communication services to independent ISPs including DSL, long distance, virtual ISP services, video streaming, unified messaging,




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prepaid calling cards and other value-added services. Telares services are already available through ISP's in 68 major markets, with expansion to more than 100 markets by early 2001.

eVentures Group is an Internet communications holding company focused on operating and investing in next-generation Internet communications infrastructure companies and communications service providers. The Company invests in all aspects of Internet communications including telephony, Internet protocol networks, communications portals, Internet data storage, hosting and ASP companies.

This press release includes statements regarding eVentures' business strategy, plans and objectives which are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Although eVentures believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be. Numerous factors, including those set forth in our eVentures Form 10 filed with the Securities and Exchange Commission on December 20, 1999, could cause actual results to differ materially from eVentures' expectations.

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Contact:
     eVentures Group, Inc., Dallas
     Barrett Wissman, 214/720-1653
     or
     Carl Thompson Associates
     Kevin Campbell or Carl Thompson
     800/959-9677




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